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                                                                      EXHIBIT 23

INDEPENDENT AUDITOR'S CONSENT

         We hereby consent to the incorporation by reference of our report, dated January 29, 2004, with respect to the consolidated financial statements of Newnan Coweta Bancshares, Inc. and subsidiaries included in this Annual Report on Form 10-KSB for the year ended December 31, 2003, into the Registration Statement on Form S-8 relating to the Newnan Coweta Bancshares, Inc. 2001 Incentive Stock Option Plan (File #333-92440), as filed with the SEC on July 16, 2002.


                           /s/ McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP


Macon, Georgia
March 17, 2004